DISTRIBUTION AGREEMENT

(as amended August 1, 2005)

Distribution Agreement dated April 17, 1985, by and between U.S. BOSTON INVESTMENT COMPANY), a Massachusetts business trust (the “Trust”) and U.S. BOSTON CAPITAL CORPORATION, a Massachusetts corporation (“U.S. Boston Capital”).

WHEREAS, the Trust and U.S. Boston Capital are desirous of entering into an agreement providing for the distribution by U.S. Boston Capital of shares of the Trust;

NOW, THEREFORE, in consideration of the mutual agreements contained in the Terms and Conditions of Distribution Agreement attached to and forming a part of this Contract (the “Terms and Conditions”), the Trust hereby appoints U.S. Boston Capital as a distributor of shares of the Trust, and U.S. Boston Capital hereby accepts such appointment, all as set forth in the Terms and Conditions.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, U.S. BOSTON INVESTMENT COMPANY and U.S. BOSTON CAPITAL CORPORATION have each caused this Distribution Agreement to be signed in duplicate in its behalf, all as of the day and year first above written.

U.S. BOSTON INVESTMENT COMPANY

By: /s/ Willard L. Umphrey

Willard L. Umphrey

U.S. BOSTON CAPITAL CORPORATION

By: /s/ Willard L. Umphrey

Willard L. Umphrey

TERMS AND CONDITIONS

OF

DISTRIBUTION AGREEMENT

1.         Sale of Shares to U.S. Boston Capital and Sales by U.S. Boston Capital. U.S. Boston Capital will have the right, as principal, to sell shares of beneficial interest (“shares”) of the Trust to investors against orders therefor at net asset value.

Upon receipt of an order from an investor to purchase Trust shares, U.S. Boston Capital will promptly purchase shares from the Trust to fill such order. Upon receipt of registration instructions in proper form and payment for such shares, U.S. Boston Capital will transmit such instructions to the Trust or its agent for registration of the shares purchased.

The net asset value of shares shall be determined in a manner provided in the Agreement and Declaration of Trust and By-laws of the Trust, as then amended.

On every sale the Trust shall receive the net asset value of the shares.

2.         Fee and Expense Limitation. For its services as distributor of the shares of the Trust, U.S. Boston Capital shall receive from the Trust a distribution fee at the rate and upon the terms and conditions set forth in the Distribution Plan attached as Exhibit A hereto, and as amended from time to time, as well as reimbursement for the cost of preparing and printing of Trust prospectuses as set forth therein. The distribution fee shall be accrued daily and paid monthly within five (5) business days following the last day of each month.

In the event that the expenses of any Series for any fiscal year exceed 2% of such Series’ average net assets after giving effect to the reduction of the compensation paid to the Fund’s Manager with respect to such Series in accordance with the terms of its Management Contract with the Fund, the compensation of the Distributor with respect to such Series shall be reduced to the extent the Series expenses exceed 2% of average net assets. Series expenses subject to this limitation are exclusive of brokerage, interest, taxes and extraordinary expenses, if any. The Distributor’s compensation shall not be reduced pursuant to this paragraph to the extent that the Distributor is committed to make payments to non-affiliated entities for services in connection with the distribution of a Series’ shares.

3.         Reservation of Right Not to Sell. The Trust reserves the right to refuse at any time or times to sell any of its shares for any reason deemed adequate by it.

4.         Sales of Shares by the Trust. The Trust reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split and to sell shares to its shareholders or to other persons at not less than net asset value.

5.         Repurchase of Shares. U.S. Boston Capital will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the then current prospectus of the Trust or as the Trust acting through its Trustees may otherwise direct. Any redemption fee imposed on redemptions upon the terms and conditions set forth in the then current prospectus of the Trust shall be paid to U.S. Boston Capital.

6.         Basis of Purchases and Sales of Shares. U.S. Boston Capital’s obligation to sell shares hereunder shall be on a best efforts basis only and U.S. Boston Capital shall not be obligated to sell any specific number of shares. Shares will be sold by U.S. Boston Capital only against orders therefor. U.S. Boston Capital will not purchase shares from anyone other than the Trust except in accordance with Section 5, and will not take “long” or “short” positions in shares contrary to the Agreement and Declaration of Trust of the Trust.

7.         Rules of NASD, Etc. U.S. Boston Capital will conform to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Trust shares. U.S. Boston Capital also agrees to furnish to the Trust sufficient copies of any agreements or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

8.         Independent Contractor. U.S. Boston Capital shall be an independent contractor and neither U.S. Boston Capital nor any of its officers or employees as such, is or shall be an employee of the Trust. U.S. Boston Capital is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. U.S. Boston Capital assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

9.         Expenses. The Trust will pay or reimburse U.S. Boston Capital for all expenses of qualifying shares of the Trust for sale under the securities or so-called “Blue Sky” laws of any state and of registering shares under the Federal Securities Act of 1933 and Investment Company Act of 1940. U.S. Boston Capital will pay all expenses of preparing, printing and distributing advertising and sales literature and the Trust will pay all costs of the preparation and printing of prospectuses and reports as required by said Acts and the direct expenses of the issue of shares.

10.       Indemnification of Trust. U.S. Boston Capital agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a Trustee of the Trust against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of U.S. Boston Capital or any agent or employee of U.S. Boston Capital or any other person for whose acts U.S. Boston Capital is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon written information furnished by the Trust. U.S. Boston Capital also agrees likewise to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of U.S. Boston Capital’s failure to exercise reasonable care and diligence with respect to its services rendered in connection with investment, reinvestment, employee benefit and other plans for shares. The term “expenses” includes amounts paid in satisfaction of judgments or in settlements which are made with U.S. Boston Capital’s consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law.

11.          Indemnification of U.S. Boston Capital. The Trust agrees to indemnify and hold harmless U.S. Boston Capital, its several officers, employees and directors, and any person who controls U.S. Boston Capital within the meaning of Section 15 of the Securities Act of 1933, against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact in the Registration Statement or prospectus, provided that in no event shall anything contained in this Agreement be construed so as to protect U.S. Boston Capital against any liability to the Trust or its shareholders to which U.S. Boston Capital would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties under this Agreement.

12.          Assignment Terminates this Contract; Amendments of this Contract. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Contract may be amended only if such amendment be approved either by action of the Trustees of the Trust or at a meeting of the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Trust, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan or this Contract by vote cast in person at a meeting called for the purpose of voting on such approval.

13.          Effective Period and Termination of this Contract. This Contract shall take effect upon the date first above written and shall remain in full force and effect continuously as to a series of the Trust (“Series”) (unless terminated automatically as set forth in Section 12) until terminated:

(a)

Either by such Series or U.S. Boston Capital by not more than sixty (60) days’ nor less than ten (10) days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

(b)

Automatically as to any Series at the close of business on the second anniversary of the execution of this Contract or upon the expiration of one year from the effective date of the last continuance of this Contract, whichever is later, if the continuance of this Contract is not specifically approved at least annually by the Trustees of the Trust or the shareholders of such Series by the affirmative vote of a majority of the outstanding shares of such Series, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan or this Contract by vote cast in person at a meeting called for the purpose of voting on such approval.

Action by a Series of the Trust under (a) above may be taken either (i) by vote of the Trustees of the Trust, or (ii) by the affirmative vote of a majority of the outstanding shares of such Series. The requirement under (b) above that continuance of this Contract be “specifically approved at least annually” shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

Termination of this Contract pursuant to this Section 12 shall be without the payment of any penalty.

If this Contract is terminated or not renewed with respect to one or more Series, it may continue in effect with respect to any Series as to which it has not been terminated (or has been renewed).

14.          Certain Definitions. For the purpose of this Contract, the “affirmative vote of a majority of the outstanding shares” means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Series, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Series, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust or the Series, as the case may be, entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms “interested persons” and “assignment” shall have the meanings defined in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. Certain other items used herein that are not otherwise defined have the meaning given in the current prospectus of the Trust or constituent agreements or documents of the Trust.

EXHIBIT A

DISTRIBUTION PLAN

(As Amended August 1, 2005)

This Plan (the “Plan”) constitutes the Distribution Plan of U.S. BOSTON INVESTMENT COMPANY, a Massachusetts business trust (the “Trust”).

Section 1.           The Trust will pay to U.S. BOSTON CAPITAL CORPORATION: a Massachusetts corporation which acts as the principal distributor of the Trust’s shares (the “Distributor”), an annual fee as set forth in Schedule A based upon the average net asset value of shares held in shareholder accounts opened during the period the Plan is in effect (“Qualified Accounts”), as determined at the close of each business day during the month, for acting as principal distributor.

In addition to the above-described fee, the Trust shall pay, or reimburse the Distributor for, the cost of the preparation and printing of Trust prospectuses and shareholders’ reports used by it in the sale of Trust shares, provided that total distribution expenses permitted pursuant to this Section 1, including the Distributor’s monthly fee, shall not exceed, for any fiscal year, 0.6% of the average net asset value of Qualified Accounts.

Section 2.           This Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Trust.

Section 3.           This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the “Act”) or the rules regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Qualified Trustees of the Trust cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

Section 4.           This Plan shall continue in effect for a period more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan’s Section 3.

Section 5.             Any person authorized to direct the and disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall Provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so extended and the purposes for which such expenditures were made.

Section 6.             This Plan may be terminated at any time by vote of a majority of the Qualified Trustees, or by vote of a majority of the Trust’s outstanding voting securities.

Section 7.             All agreements with any person relating to Implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

A.

That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the Trust’s outstanding voting securities, on not more than 60 days’ written notice to any other party to the agreement; and That such agreement shall terminate automatically in the event of its assignment.

Section 8.             This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without the approval of a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 3.

Section 9.             (a)         As used in this Plan, the term “Qualified Trustees” shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it. For so long as this Plan is in effect, selection and nomination of those Trustees of the Trust who are not interested persons of the Trust shall he committed to the discretion of such is interested Trustees.

(b)          As used in this Plan, the terms “assignment” and “interested person” shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

QUANTITATIVE GROUP OF FUNDS

AMENDMENT TO TERMS AND CONDITIONS OF DISTRIBUTION AGREEMENT

Amendment dated April 8, 1994 to the Terms and Conditions of the Distribution Agreement dated April 17,1985, between QUANTITATIVE GROUP OF FUNDS, formerly U.S. Boston Investment Company, a Massachusetts business trust (the “Trust”), and U.S. BOSTON CAPITAL CORPORATION, a Massachusetts corporation (“U.S. Boston Capital”).

Witnesseth:

Whereas, the Trust desires U.S. Boston Capital to distribute a new series, the Disciplined Growth Series, and the Trust and U.S. Boston Capital desire to adjust as to the Disciplined Growth Series only the fee payable to U.S. Boston Capital under the Terms and Conditions of the Distribution Agreement;

Now, therefore, in consideration of the mutual covenants set forth in the Distribution Agreement, the Trust and U.S. Boston Capital agree that the Terms and Conditions of the Distribution Agreement shall be amended as follows:

1.            By adding to the end of the second paragraph of Section 2 of the Terms and Conditions of the Distribution Agreement the following:

The limitation set forth in this Section 2 shall not apply to the Disciplined Growth Series.

IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS and U.S. BOSTON CAPITAL CORPORATION have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized on this 8 day of April, 1994.

QUANTITATIVE GROUP OF FUNDS

By: /s/ Willard L. Umphrey

President

U.S. BOSTON CAPITAL CORPORATION

By: /s/ Willard L. Umphrey

President

QUANTITATIVE GROUP OF FUNDS

AMENDMENT TO TERMS AND CONDITIONS OF DISTRIBUTION AGREEMENT

Amendment dated May 19, 1994 to the Terms and Conditions of the Distribution Agreement dated April 17,1985, between QUANTITATIVE GROUP OF FUNDS, formerly U.S. Boston Investment Company, a Massachusetts business trust (the “Trust”), and U.S. BOSTON CAPITAL CORPORATION, a Massachusetts corporation (“U.S. Boston Capital”).

Witnesseth:

Whereas, the Trust desires U.S. Boston Capital to distribute two new series, the Foreign Frontier Series and the Boston Numeric II Series, and the Trust and U.S. Boston Capital desire to set as to the Foreign Frontier Series and the Boston Numeric II Series the fee payable to U.S. Boston Capital under the Terms and Conditions of the Distribution Agreement;

Now, therefore, in consideration of the mutual covenants set forth in the Distribution Agreement, the Trust and U.S. Boston Capital agree that the Terms and Conditions of the Distribution Agreement shall be amended as follows:

1.            By adding to the end of the second paragraph of Section 2 of the Terms and Conditions of the Distribution Agreement the following:

The limitation set forth in this Section 2 shall not apply to the Disciplined Growth Series, Foreign Frontier Series and the Boston Numeric II Series.

IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS and U.S. BOSTON CAPITAL CORPORATION have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized on this 19 day of May, 1994.

QUANTITATIVE GROUP OF FUNDS

By: /s/ Willard L. Umphrey

President

U.S. BOSTON CAPITAL CORPORATION

By: /s/ Willard L. Umphrey

President

QUANTITATIVE GROUP OF FUNDS

AMENDMENT TO TERMS AND CONDITIONS OF DISTRIBUTION

AGREEMENT

Amendment dated May 18, 1998 to the Terms and Conditions of the Distribution Agreement dated April 17, 1985, between QUANTITATIVE GROUP OF FUNDS, formerly U.S. Boston Investment Company, a Massachusetts business trust (the “Trust”), and U.S. BOSTON CAPITAL CORPORATION, a Massachusetts Corporation (“U.S. Boston Capital”).

Witnesseth:

Whereas, the Trust desires U.S. Boston Capital to distribute a new series, the Quantitative Foreign Value Fund, and the Trust and U.S. Boston Capital desire to set as to the Quantitative Foreign Value Fund the fee payable to U.S. Boston Capital under the Terms and Conditions of the Distribution Agreement; and

Now, therefore, in consideration of the mutual covenants set forth in the Distribution Agreement, the Trust and U.S. Boston Capital agree that: (1) the Terms and Conditions of the Distribution Agreement shall be amended as follows:

1.            By adding to the end of the second paragraph of Section 2 of the Terms and Conditions of the Distribution Agreement the following:

The limitation set forth in this Section 2 shall not apply to the Quantitative Mid Cap Fund, Quantitative Emerging Markets Fund, or Quantitative Foreign Value Fund.

and (ii) the Distribution Plan be amended as follows:

1.        By replacing the first sentence of Section 1 of the Distribution Plan with the following:

The Trust will pay to U.S. BOSTON CAPITAL Corporation a Massachusetts corporation which acts a principal distributor of the Trust’s shares (the “Distributor”) a monthly fee at the annual rate set forth in Exhibit A attached hereto for each series of the Trust (“Series”) of the average net asset value of Ordinary Shares held in shareholder accounts opened during the period the Plan is in effect (“Qualified Accounts”), as determined at the close of each business day during the month, for acting as principal distributor. Such fee computed for each Series shall be paid from the assets of such Series

2.	By adding the following Exhibit A to the Distribution Plan:

EXHIBIT A

to Distribution Plan

Quantitative Group of Funds

Fund Name	Annual Fee
Quantitative Small Cap Fund	0.50%
Quantitative Mid Cap Fund	0.25%
Quantitative Growth and Income Fund	0.50%
Quantitative Emerging Markets Fund	0.50%
Quantitative Foreign Value Fund	0.25%

IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS and U.S. BOSTON CAPITAL CORPORATION have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized on this 18th day of May, 1998.

QUANTITATIVE GROUP OF FUNDS

By: /s/ Edward Pittman

President

U.S. BOSTON CAPITAL CORPORATION

By: /s/ Willard L. Umphrey

President

QUANTITATIVE GROUP OF FUNDS

AMENDMENT TO TERMS AND CONDITIONS OF DISTRIBUTION AGREEMENT

Amendment dated August 1, 2005 to the Terms and Conditions of the Distribution Agreement dated April 17,1985, between QUANTITATIVE GROUP OF FUNDS, formerly U.S. Boston Investment Company, a Massachusetts business trust (the “Trust”), and U.S. BOSTON CAPITAL CORPORATION, a Massachusetts corporation (“U.S. Boston Capital”).

Witnesseth:

Whereas, the Trust desires U.S. Boston Capital to distribute multiple classes of shares for each series of the Trust (as the terms “Series” and “Class” are defined below); and

Whereas, the Trust and U.S. Boston Capital desire to set the fees payable to U.S. Boston Capital under the Terms and Conditions of the Distribution Agreement with respect to such series and classes; and

Whereas, the Trust and U.S. Boston Capital desire to make other amendments to the Terms and Conditions as set forth below; and

Now, therefore, in consideration of the mutual covenants set forth in the Distribution Agreement, the Trust and U.S. Boston Capital agree that the Terms and Conditions of the Distribution Agreement shall be amended as follows:

A.	The Distribution Agreement shall be amended as follows:

1.            All prior amendments are deleted in their entirety and replaced by this amendment.

2.            All references to U.S. Boston Investment Company are replaced by references to “Quantitative Group of Funds (formerly known as U.S. Boston Investment Company).”

B.           The Terms and Conditions of the Distribution Agreement shall be amended as follows:

1.            All prior amendments are deleted in their entirety and replaced by this amendment.

2.            By replacing in its entirety Section 2 of the Terms and Conditions of the Distribution Agreement, “Fee and Expense Limitation,” with the following:

Fee and Expense Limitation. For its services as distributor of the shares of the Trust, U.S. Boston Capital shall receive from the Trust a distribution fee at the rate and upon the terms and conditions set forth in the Distribution Plan attached as

Exhibit A hereto, and as amended from time to time, as well as reimbursement for the cost of preparing and printing of Trust prospectuses as set forth therein. The distribution fee shall be accrued daily and paid monthly within five (5) business days following the last day of each month.

4.            By replacing in its entirety Section 5 of the Terms and Conditions of the Distribution Agreement, “Repurchase of Shares,” with the following:

Repurchase of Shares. U.S. Boston Capital will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the then current prospectus of the Trust or as the Trust acting through its Trustees may otherwise direct.

5.            By replacing in its entirety Section 7 of the Terms and Conditions of the Distribution Agreement, “Rules of NASD, Etc.,” with the following:

Rules of NASD, Etc. U.S. Boston Capital will conform to the Conduct Rules of the National Association of Securities Dealers, Inc. and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Trust shares. U.S. Boston Capital also agrees to furnish to the Trust sufficient copies of any agreements or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

C.           The Distribution Plan, which is attached as Exhibit A to the Distribution Agreement, shall be amended as follows:

1.            All prior amendments are deleted in their entirety and replaced by this amendment.

2.            All references to U.S. Boston Investment Company are replaced by references to “Quantitative Group of Funds (formerly known as U.S. Boston Investment Company).”

3.	By replacing in its entirety Section 1 with the following:

Section 1. The Trust will pay to U.S. BOSTON CAPITAL CORPORATION (“U.S. BOSTON CAPITAL”), a Massachusetts corporation which acts a principal distributor of the Trust’s shares (the “Distributor”), a monthly fee for acting as principal distributor at the annual rate set forth in Schedule A attached hereto, and as amended from time to time. The fee for each series of the Trust (“Series”) and each class of shares of such Series (individually, a “Class” and collectively, the “Classes”) shall be based upon the average net asset value of such Series held in shareholder accounts opened during the period the Plan is in effect (“Qualified Accounts”). The net asset value of each Series and each Class shall be determined at the close of each business day during each month. Such fee shall be computed for each Series and Class shall be paid from the assets of each such Series and Class.

2.	By adding the following Schedule A to the Distribution Plan:

SCHEDULE A

to the Distribution Plan

dated August 1, 2005

Quantitative Group of Funds

A. Ordinary Shares	Annual Distribution Fee	Service Fee
Quantitative Small Cap Fund	0.50%	0.00%
Quantitative Growth and Income Fund	0.50%	0.00%
Quantitative Emerging Markets Fund	0.50%	0.00%
Quantitative Foreign Value Fund	0.25%	0.00%

B. Class A Shares	Annual Distribution Fee	Service Fee
Quantitative Small Cap Fund	0.25%	0.00%
Quantitative Growth and Income Fund	0.25%	0.00%
Quantitative Emerging Markets Fund	0.25%	0.00%
Quantitative Foreign Value Fund	0.25%	0.00%

C. Institutional Shares	Annual Distribution Fee	Service Fee
Quantitative Small Cap Fund	0.00%	0.00%
Quantitative Growth and Income Fund	0.00%	0.00%
Quantitative Emerging Markets Fund	0.00%	0.00%
Quantitative Foreign Value Fund	0.00%	0.00%

IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS and U.S. BOSTON CAPITAL CORPORATION have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President, duly authorized on this 1st day of August, 2005.

QUANTITATIVE GROUP OF FUNDS

By: /s/ Willard L. Umphrey

Willard L. Umphrey

President

U.S. BOSTON CAPITAL CORPORATION

By: /s/Elizabeth A/ Watson

Elizabeth A. Watson

President